UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2010

Commission File Number	Name of Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number

1-9894	Alliant Energy Corporation (a Wisconsin corporation) 4902 N. Biltmore Lane Madison, Wisconsin 53718 Telephone (608) 458-3311	39-1380265

0-4117-1	Interstate Power and Light Company (an Iowa corporation) Alliant Energy Tower Cedar Rapids, Iowa 52401 Telephone (319) 786-4411	42-0331370

0-337	Wisconsin Power and Light Company (a Wisconsin corporation) 4902 N. Biltmore Lane Madison, Wisconsin 53718 Telephone (608) 458-3311	39-0714890

This combined Form 8-K is separately filed by Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As Alliant Energy Corporation (“Alliant Energy”) previously disclosed, a class action lawsuit was filed against the Alliant Energy Cash Balance Pension Plan (the “Plan”) in February 2008 alleging that certain Plan participants who received distributions prior to their normal retirement age did not receive the full benefit to which they were entitled in violation of the Employee Retirement Income Security Act of 1974 (“ERISA”) because the Plan applied an improper interest crediting rate to project the cash balance account to their normal retirement age. On June 3, 2010, the court granted the plaintiff’s motion for summary judgment on liability in the lawsuit. The court also ruled with respect to damages that prejudgment interest on damages will be allowed at the prime rate at the time of the judgment and a pre-retirement mortality discount will apply to the damages calculation. A trial on damages is scheduled to begin June 21, 2010.

Alliant Energy intends to vigorously defend against damages in the trial and to contest the summary judgment ruling through appropriate appeals. As previously disclosed, the plaintiffs submitted reports in September 2009 by their expert witnesses that quantified the alleged underpayments owed to plaintiffs between $24 million and $54 million, including interest. Alliant Energy disputes these amounts and believes, in particular as a result of the court’s rulings with respect to damages, that the ultimate liability of the Plan will be less than this range. However, Alliant Energy is currently unable to predict the final outcome of the class action lawsuit or the ultimate impact on the results of operations or financial condition of Alliant Energy, Interstate Power and Light Company (“IPL”) and Wisconsin Power and Light Company (“WPL”), but believes an adverse outcome could have a material effect on retirement plan funding and expense for Alliant Energy, IPL and WPL. Alliant Energy is currently assessing the impact of this matter, but has not yet determined what adjustments may be necessary to the previously established reserve of $5 million in aggregate related to the class action lawsuit and an agreement with the Internal Revenue Service relating to the Plan.

Statements contained in this report that are not of historical fact, including statements regarding expected liability of the Plan, are forward-looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Some, but not all, of the risks and uncertainties of Alliant Energy, IPL and WPL include Alliant Energy’s ability to successfully defend against, and any liabilities arising out of, the alleged violation of ERISA by the Plan. Alliant Energy, IPL and WPL assume no obligation, and disclaim any duty, to update the forward-looking statements in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company have each duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION

	By:	/s/ Patricia L. Kampling
Date: June 8, 2010		Patricia L. Kampling
Executive Vice President – Chief Financial
Officer and Treasurer

INTERSTATE POWER AND LIGHT COMPANY

Date: June 8, 2010	By:	/s/ Patricia L. Kampling
Patricia L. Kampling
Executive Vice President – Chief Financial
Officer and Treasurer

WISCONSIN POWER AND LIGHT COMPANY

Date: June 8, 2010
	By:	/s/ Patricia L. Kampling
Patricia L. Kampling
Executive Vice President – Chief Financial
Officer and Treasurer